For additional information: Mark W. Funke President & CEO Joe T. Shockley, Jr. EVP & CFO (405) 372-2230

For Immediate Release

Southwest Bancorp, Inc. Reports Fourth Quarter 2013 Results

and Announces Quarterly Dividend

January 21, 2014, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB), (“Southwest”), today reported net income available to common shareholders for the fourth quarter of 2013 of $6.8 million, or $0.34 per diluted share, compared to $3.8 million, or $0.19 per diluted share, for the third quarter of 2013.  Net income available to common shareholders for the year ended December 31, 2013 totaled $17.4 million, or $0.88 per diluted share, compared to $12.4 million, or $0.64 per diluted share, for the year ended December 31, 2012.

Southwest’s board of directors reinstated quarterly common stock dividends with their approval of a quarterly cash dividend of $0.04 per share.  The dividend is payable February 14, 2014 to shareholders of record as of February 3, 2014.

Mark Funke, President and CEO, stated, “We are pleased to report strong earnings for the fourth quarter and the year 2013.  Our net earnings were boosted by improved asset quality and loan recoveries combined with the impact of the redemption of our 10.5% Trust Preferred Securities, that was completed in the previous quarter.

“Our balance sheet remains solid with good liquidity and exceptionally strong capital.  We reinstated common dividends and completed the rebranding on our subsidiary bank, Bank SNB, simultaneously with the successful charter consolidation of our two subsidiary banks.

“Subsequent to the end of fourth quarter, we announced an agreement to sell three community bank branches in Kansas in an effort to consolidate our geographic footprint and focus appropriately on our future strategic direction.  We remain committed to growing our Kansas franchise in the Wichita and Hutchinson markets.

This quarter’s positive results represent continue progress as we focus on future growth opportunities and on delivering the highest quality service and products to our customers.”

Financial Overview

Unless otherwise indicated, the following discussion excludes “covered” assets, which are subject to loss sharing agreements with the FDIC.  For information on covered versus noncovered assets, please see the accompanying unaudited financial statement and tables.

Condition:    At December 31, 2013, total assets were $2.0 billion, up $9.1 million compared to September 30, 2013.  Cash and cash equivalents were $279.8 million, with $251.8 million in overnight funds, up $34.5 million when compared to September 30, 2013.  Total loans were $1.2 billion, down $33.2 million when compared to September 30, 2013, and total investment securities were $394.2 million as of December 31, 2013, an increase of $12.2 million compared September 30, 2013.

At December 31, 2013, the allowance for loan losses was $36.6 million, a decrease of $3.4 million when compared to September 30, 2013.  The allowance for loan losses to portfolio loans was 2.93% as of December 31,

2013 and 3.12% as of September 30, 2013.  The allowance for loan losses to nonperforming loans was 196.67% as of December 31, 2013, compared to 137.03% as of September 30, 2013.

Nonperforming loans decreased by $10.6 million during the quarter.  Other real estate at December 31, 2013 was $0.6 million, flat when compared to September 30, 2013 and a decrease of $10.8 million from December 31, 2012.  Nonperforming assets were $19.2 million, or 1.53% of portfolio loans and other real estate, as of December 31, 2013,  a decrease of $10.7 million (36%) from $29.9 million, or 2.33% of portfolio loans and other real estate, as of September 30, 2013.

Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 98% of total funding as of December 31, 2013 and September 30, 2013.  Wholesale funding, including FHLB borrowings, federal funds purchased, and brokered deposits, accounted for 2% of total funding at December 31, 2013 and September 30, 2013.  See Table 7 for details on core funding and non-brokered deposits, which are non-GAAP financial measures.

The capital ratios of Southwest and its banking subsidiary, as of December 31,  2013,  exceeded the criteria for regulatory classification as “well-capitalized”.  Southwest’s total regulatory capital was $310.9 million, for a total risk-based capital ratio of 21.59%, and Tier 1 capital was $292.1 million, for a Tier 1 risk-based capital ratio of 20.28%.  Southwest’s capital exceeded the minimum to be classified as “well-capitalized” by $166.9 million.  Bank SNB, Southwest’s banking subsidiary, had total regulatory capital of $284.4 million, for a total risk-based capital ratio of 19.83%, and Tier 1 capital of $266.1 million, for a Tier 1 risk-based capital ratio of 18.56%.  Stillwater National Bank exceeded the minimum to be classified as “well-capitalized” by $141.0 million.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank regulators.

Fourth Quarter Results:

Summary:    For the fourth quarter of 2013, net income available to common shareholders was $6.8 million, compared to $3.8 million for the third quarter of 2013, and $1.0 million for the fourth quarter of 2012.  The $3.0 million increase in net income available to common shareholders compared to the third quarter of 2013 is primarily due to improved asset quality and recoveries resulting in a negative provision for loan losses of $6.5 million.  Net interest income increased $1.4 million due in part to loan recoveries and lower interest expense driven by the redemption near the end of the third quarter of the 10.5% Trust Preferred Securities.  Noninterest income was down $0.5 million from third quarter, while noninterest expense was up $2.0 million due in part to the charter consolidation and rebranding of our subsidiary bank.  The effective tax rate was 38.68% in the fourth quarter of 2013 compared to 38.01% in the third quarter of 2013 and the increase is due to certain deferred tax adjustments.

The $5.9 million increase in our net income available to common shareholders compared to the fourth quarter of 2012 is again the result of improved asset quality and recoveries resulting in a $9.6 million decrease in the provision for loan losses.  Net interest income decreased $0.6 million compared to the fourth quarter of 2012 due to lower loan volumes and reduced yields.  Noninterest income decreased $1.8 million and noninterest expense decreased $2.6 million both as compared to the fourth quarter of 2012.

   Net Interest Income:    Net interest income totaled $16.6 million for the fourth quarter of 2013, compared to $15.3 million for the third quarter of 2013, an increase of $1.4 million, or 9%, and to $17.3 million for the fourth quarter of 2012, a decrease of $0.6 million, or 4%.  The increase during the fourth quarter of 2013 includes the recognition of $0.9 million in interest from the recovery of a nonperforming loan and the reduction in interest expense due to the redemption of the 10.5% Trust Preferred Securities.  Net interest margin was 3.42% for the fourth quarter of 2013, compared to 3.11% for the third quarter of 2013 and 3.41% for the fourth quarter of 2012.  Noncovered loans (including loans held for sale) declined $33.2 million, or 3%, from September 30, 2013, and $98.6 million, or 7%, from December 31, 2012, primarily due to a decline in commercial real estate loans.

Provision for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period.  The provision for loan losses was a credit (or negative provision) of $6.5 million for the fourth quarter of 2013, compared to a negative provision of $0.3 million for the third quarter of 2013 and a provision of $3.1 million for the fourth quarter of 2012.  During the fourth quarter of 2013,  recoveries totaled $5.8 million and charge-offs totaled $2.7 million, which had been substantially allowed for in the loan loss reserve.  Therefore the fourth quarter of 2013 net recoveries totaled $3.1 million, or (0.96%)

(annualized) of average portfolio loans, compared to net recoveries of $0.1 million, or  (0.02%) (annualized) of average portfolio loans for the third quarter of 2013, and net charge-offs of $0.1 million, or 0.03% (annualized) of average portfolio loans for the fourth quarter of 2012.

Noninterest Income:  Noninterest income totaled $3.1 million for the fourth quarter, compared to $3.5 million for the third quarter of 2013,  and compared to $4.9 million for the fourth quarter of 2012.

The $0.5 million decrease from third quarter of 2013 is primarily due to the $0.3 million decline in other noninterest income, which included a legal settlement that was received in the third quarter of 2013, and the $0.2 million decline in gain on sale of loans.

The $1.8 million decrease from fourth quarter 2012 includes a $0.8 million decrease in gain on investment securities, a $0.5 million decrease in the gain on sales of loans,  a $0.3 million decrease in service charges and fees, and a $0.1 million decrease in other noninterest income.

Noninterest Expense:    Noninterest expense totaled $15.1 million for the fourth quarter of 2013, compared to $13.0 million for the third quarter of 2013 and $17.7 million for the fourth quarter of 2012.

The $2.0 million increase in noninterest expense from third quarter of 2013 primarily consists of a $1.4 million increase in general and administrative expense, which primarily consists of increased legal fees and increased marketing and other miscellaneous expenses associated with our recent charter consolidation and rebranding of our subsidiary bank.  Also included in the increase from third quarter of 2013 is a $0.7 million increase in other real estate expense and a $0.4 million increase in personnel expense, offset in part by a $0.6 million decrease in the provision for unfunded loan commitments.

The $2.6 million decrease in noninterest expense from fourth quarter of 2012 consists of a $2.5 million decrease in other real estate expense due to decreased expenses and write-downs as a result of fewer other real estate properties.  Also included in the decline from fourth quarter of 2012 is a  $0.8 million decrease in provision for unfunded loan commitments, offset in part by a $0.6 million increase in general and administrative expense, which is primarily the result of increased legal fees,  and marketing expenses and miscellaneous expenses associated with our charter consolidation and rebranding of our subsidiary bank.

Income Tax:  Income tax expense totaled $4.3 million for the fourth quarter of 2013, compared to $2.3 million for the third quarter of 2013 and $0.4 million for the fourth quarter of 2012.  The income tax expense fluctuates in relation to pre-tax income levels.  The fourth quarter of 2013 effective tax rate was 38.68%.

Year-to-date Results:

Summary:    Net income available to common shareholders was $17.4 million for the year ended December 31, 2013, compared to $12.4 million for the year ended December 31, 2012.  The $5.0 million increase in our net income available to common shareholders from December 31, 2012 is primarily due to improved asset quality and recoveries resulting in a decrease in the provision of loan losses of $10.3 million and a reduction in noninterest expense of $8.0 million due largely to lower other real estate expenses.  These improvements were partially offset by the decline in net interest income due to lower loan volumes and lower noninterest income.    Southwest’s effective tax rate was 38.15% in 2013 versus 37.91% in 2012.  Southwest also paid dividends on its preferred stock of $3.7 million in 2012 before it was redeemed in August 2012.

Net Interest Income:    Net interest income totaled $62.7 million for 2013, compared to $76.6 million for 2012, a decrease of $13.9 million, or 18%.  Lower average loan volume was the primary cause of this decrease.  Year-to-date net interest margin was 3.19%, compared to 3.64% for 2012.  With the rate environment remaining low, earning assets are repricing at lower rates.

Provision for Loan Losses and Net Charge-offs:    The provision for loan losses is the amount of expense that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs for the period.  The provision for loan losses was a credit (or negative provision) of $7.2 million for 2013, compared to an expense of $3.1 million for 2012.  Net charge-offs totaled $2.8 million, or 0.22% (annualized) of average portfolio loans as of December 31, 2013, compared to $1.1 million, or 0.07% (annualized) of average portfolio loans as of December 31, 2012.

Noninterest Income:  Noninterest income totaled $13.6 million for 2013, compared to $15.9 million for 2012.  The decrease consists of a $1.1 million decline in service charges and fees, a $0.8 million decline in gain on investment securities, and a $0.5 million decrease in gain on sale of loans.

Noninterest Expense:    Noninterest expense totaled $55.3 million for 2013, compared to $63.3 million for 2012.  The decrease consists of a $7.7 million decrease in other real estate expense, which is primarily due to net gains recognized on the sale of other real estate properties combined with decreased expenses associated with other real estate properties.  Also included in the decline is a $1.0 million decrease in general and administrative expense, which is primarily the result of lower legal fees, consulting fees, other loan costs, and bank exam fees,  a $0.8 million decrease in FDIC and other insurance expense, and a  $0.7 million decrease in provision for unfunded loan commitments,  offset in part by a $2.0 million increase in personnel expense and a $0.2 million increase in occupancy expense, primarily increased data processing charges.

Income Tax:    Income tax expense totaled $10.8 million for 2013, compared to $9.9 million for 2012.  The income tax expense fluctuates in relation to pre-tax income levels.  The year-to-date effective tax rate was 38.15% as of December 31, 2013.

Conference Call

Southwest will host a conference call to review these results on Wednesday, January 22, 2014 at 9:30 a.m. Eastern Time (8:30 a.m. Central Time).  Investors, news media, and others may access the call by telephone at 888-317-6016 (toll-free) or 412-317-6016 (international).  Participants are encouraged to dial into the call approximately 10 minutes prior to the start time.  The call and corresponding presentation slides will be webcast live on Southwest’s website at www.oksb.com or http://services.choruscall.com/links/oksb140122.html.  An audio replay will be available one hour after the call at 877-344-7529 (toll-free) or 412-317-0088 (international),  conference number 10038921.  Telephone replay access will be available until 9:00 a.m. Eastern Time on February 6, 2014.

Southwest Bancorp and Subsidiaries

Southwest is the bank holding company for Bank SNB, National Association (“Bank SNB”).  Through Bank SNB, commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services are offered from offices in Oklahoma, Texas, and Kansas.  Bank SNB was chartered in 1894 and Southwest was organized in 1981 as the holding company.  At December 31, 2013,  Southwest had total assets of $2.0 billion, deposits of $1.6 billion, and shareholders’ equity of $259.2 million.

Southwest’s area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, commercial lending, energy banking, and commercial real estate borrowers.  The strategic focus on healthcare lending was established in 1974.  Southwest and its subsidiary provide credit and other services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities.  As of December 31, 2013, approximately $417.4 million, or 33%, of noncovered loans were loans to individuals and businesses in the healthcare industry.  Regular market reviews are conducted of current and potential healthcare lending business and the appropriate concentrations within healthcare based upon economic and regulatory conditions.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.

Caution About Forward-Looking Statements

Southwest makes forward-looking statements in this news release that are subject to risks and uncertainties.  These statements are intended to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest's goals, intentions, and expectations;
•	Estimates of risks and of future costs and benefits;

•	Expectations regarding Southwest’s future financial performance and the financial performance of its operating segments;
•	Expectations regarding regulatory actions;
•	Expectations regarding Southwest’s ability to utilize tax loss benefits;
•	Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;
•	Estimates of the value of assets held for sale or available for sale; and
•	Statements of Southwest’s ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate future results.  For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read Southwest’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors”.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements.  These forward-looking statements speak only as of the date on which the statements were made.  Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of December 31, 2013 through the date its financial statements are filed with the Securities and Exchange Commission.  The December 31,  2013 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Average Balances, Yields, and Rates-Year-to-date	Table 5
Unaudited Quarterly Summary Loan Data	Table 6
Unaudited Quarterly Summary Financial Data	Table 7
Unaudited Quarterly Supplemental Analytical Data	Table 8

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share)	Table 1

	Fourth Quarter	Third Quarter		Fourth Quarter
QUARTERLY HIGHLIGHTS	2013		% Change	2012	% Change
Operations
Net interest income	$16,637	$15,273	9%	$17,285	(4)%
Provision for loan losses	(6,502)	(329)	1,876	3,085	(311)
Noninterest income	3,068	3,547	(14)	4,871	(37)
Noninterest expense	15,065	13,019	16	17,653	(15)
Income before taxes	11,142	6,130	82	1,418	686
Taxes on income	4,310	2,330	85	446	866
Net income	6,832	3,800	80	972	603
Net income available to common shareholders	6,832	3,800	80	972	603
Diluted earnings per share	0.34	0.19	79	0.05	580
Balance Sheet
Total assets	1,981,423	1,972,367	0	2,122,255	(7)
Loans held for sale	3,060	3,641	(16)	31,682	(90)
Noncovered portfolio loans	1,251,416	1,284,004	(3)	1,321,346	(5)
Covered portfolio loans	16,427	18,980	(13)	25,707	(36)
Total deposits	1,584,086	1,583,791	0	1,709,578	(7)
Total shareholders' equity	259,187	252,802	3	246,056	5
Book value per common share	13.13	12.83	2	12.60	4
Key Ratios
Net interest margin	3.42%	3.11%		3.41%
Efficiency ratio	76.45	69.18		79.68
Total capital to risk-weighted assets	21.59	21.52		21.56
Nonperforming loans to portfolio loans - noncovered	1.49	2.27		2.91
Shareholders' equity to total assets	13.08	12.82		11.59
Tangible common equity to tangible assets*	13.03	12.76		11.54
Return on average assets (annualized)	1.37	0.75		0.18
Return on average common equity (annualized)	10.59	5.99		1.56
Return on average tangible common equity (annualized)**	10.64	6.02		1.56

	Year
YEAR-TO-DATE HIGHLIGHTS	2013	2012	% Change
Operations
Net interest income	$62,650	$76,563	(18)%
Provision for loan losses	(7,209)	3,107	(332)
Noninterest income	13,643	15,936	(14)
Noninterest expense	55,311	63,322	(13)
Income before taxes	28,191	26,070	8
Taxes on income	10,756	9,883	9
Net income	17,435	16,187	8
Net income available to common shareholders	17,435	12,446	40
Diluted earnings per share	0.88	0.64	38
Balance Sheet
Total assets	1,981,423	2,122,255	(7)
Loans held for sale	3,060	31,682	(90)
Noncovered portfolio loans	1,251,416	1,321,346	(5)
Covered portfolio loans	16,427	25,707	(36)
Total deposits	1,584,086	1,709,578	(7)
Total shareholders' equity	259,187	246,056	5
Book value per common share	13.13	12.60	4
Key Ratios
Net interest margin	3.19%	3.64%
Efficiency ratio (GAAP-based)	72.50	68.46
Total capital to risk-weighted assets	21.59	21.56
Nonperforming loans to portfolio loans - noncovered	1.49	2.91
Shareholders' equity to total assets	13.08	11.59
Tangible common equity to tangible assets*	13.03	11.54
Return on average assets (annualized)	0.86	0.72
Return on average common equity (annualized)	6.90	5.14
Return on average tangible common equity (annualized)**	6.94	5.16

Balance sheet amounts and ratios are as of period end unless otherwise noted.
* This is a Non-GAAP financial measure.  Please see Table 8 for a reconciliation to the most directly comparable GAAP based measure.
** This is a Non-GAAP financial measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands)	Table 2

	December 31,	December 31,
	2013	2012
Assets
Cash and due from banks	$28,062	$45,045
Interest-bearing deposits	251,777	243,034
Cash and cash equivalents	279,839	288,079
Securities held to maturity (fair values of $12,115. and $13,659, respectively)	11,720	12,797
Securities available for sale (amortized cost of $385,423, and $358,317, respectively)	382,479	364,315
Loans held for sale	3,060	31,682
Noncovered loans receivable	1,251,416	1,321,346
Less: Allowance for loan losses	(36,607)	(46,494)
Net noncovered loans receivable	1,214,809	1,274,852
Covered loans receivable (includes loss share: $1,812 and $6,714, respectively)	16,427	25,707
Less: Allowance for loan losses	(56)	(224)
Net covered loans receivable	16,371	25,483
Net loans receivable	1,231,180	1,300,335
Accrued interest receivable	5,335	6,365
Income tax receivable	-	24,525
Premises and equipment, net	20,833	21,691
Noncovered other real estate	560	11,315
Covered other real estate	2,094	3,643
Goodwill	1,214	1,214
Other intangible assets, net	4,980	4,864
Other assets	38,129	51,430
Total assets	$1,981,423	$2,122,255

Liabilities
Deposits:
Noninterest-bearing demand	$444,796	$424,008
Interest-bearing demand	120,156	112,012
Money market accounts	439,981	423,417
Savings accounts	41,727	37,693
Time deposits of $100,000 or more	251,185	351,273
Other time deposits	286,241	361,175
Total deposits	1,584,086	1,709,578
Accrued interest payable	832	1,116
Income tax payable	78	-
Other liabilities	10,215	13,180
Other borrowings	80,632	70,362
Subordinated debentures	46,393	81,963
Total liabilities	1,722,236	1,876,199

Shareholders' equity
Common stock - $1 par value; 40,000,000 shares authorized;
19,732,926, and 19,529,705, shares issued and outstanding, respectively	19,733	19,530
Additional paid-in capital	99,937	99,705
Retained earnings	142,528	125,093
Accumulated other comprehensive income (loss)	(3,011)	1,728
Total shareholders' equity	259,187	246,056
Total liabilities and shareholders' equity	$1,981,423	$2,122,255

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands)	Table 3

	For the three months ended			For the year
	December 31,	September 30,	December 31,	ended December 31,
	2013	2013	2012	2013	2012
Interest income
Loans	$16,499	$16,242	$19,021	$66,162	$84,602
Investment securities	1,747	1,623	1,796	6,655	7,814
Other interest-earning assets	332	270	191	1,097	755
Total interest income	18,578	18,135	21,008	73,914	93,171

Interest expense
Interest-bearing deposits	1,148	1,317	2,014	5,559	9,703
Other borrowings	225	225	224	892	895
Subordinated debentures	568	1,320	1,485	4,813	6,010
Total interest expense	1,941	2,862	3,723	11,264	16,608

Net interest income	16,637	15,273	17,285	62,650	76,563

Provision for loan losses	(6,502)	(329)	3,085	(7,209)	3,107

Net interest income after provision for loan losses	23,139	15,602	14,200	69,859	73,456

Noninterest income
Service charges and fees	2,635	2,589	2,971	10,491	11,559
Gain on sales of loans	385	619	910	2,649	3,133
Gain on investment securities	-	-	802	-	837
Other noninterest income	48	339	188	503	407
Total noninterest income	3,068	3,547	4,871	13,643	15,936

Noninterest expense
Salaries and employee benefits	8,057	7,645	7,956	31,877	29,919
Occupancy	2,805	2,721	2,672	10,779	10,581
FDIC and other insurance	460	413	510	1,764	2,531
Other real estate, net	330	(387)	2,867	(1,098)	6,565
General and administrative	3,413	2,627	3,648	11,989	13,726
Total noninterest expense	15,065	13,019	17,653	55,311	63,322
Income before taxes	11,142	6,130	1,418	28,191	26,070
Taxes on income	4,310	2,330	446	10,756	9,883
Net income	$6,832	$3,800	$972	$17,435	$16,187
Net income available to common shareholders	$6,832	$3,800	$972	$17,435	$12,446

Basic earnings per common share	$0.34	$0.19	0.05	$0.88	$0.64
Diluted earnings per common share	0.34	0.19	0.05	0.88	0.64
Common dividends declared per share	-	-	-	-	-

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES - QUARTERLY (Dollars in thousands)	Table 4

	For the three months ended
	December 31, 2013			September 30, 2013
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Noncovered loans	$1,270,307	$16,186	5.06%	$1,277,747	$15,837	4.92%
Covered loans	18,180	313	6.83	20,271	405	7.93
Investment securities	390,160	1,747	1.78	364,746	1,623	1.76
Other interest-earning assets	253,327	332	0.52	287,968	270	0.37
Total interest-earning assets	1,931,974	18,578	3.82	1,950,732	18,135	3.69
Other assets	47,369			57,622
Total assets	$1,979,343			$2,008,354

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$111,744	$31	0.11%	$117,124	$35	0.12%
Money market accounts	426,090	182	0.17	416,839	182	0.17
Savings accounts	41,021	10	0.10	38,992	10	0.10
Time deposits	555,762	925	0.66	600,321	1,090	0.72
Total interest-bearing deposits	1,134,617	1,148	0.40	1,173,276	1,317	0.45
Other borrowings	78,933	225	1.13	75,822	225	1.18
Subordinated debentures	46,393	568	4.90	75,004	1,320	7.04
Total interest-bearing liabilities	1,259,943	1,941	0.61	1,324,102	2,862	0.86

Noninterest-bearing demand deposits	452,849			422,203
Other liabilities	10,564			10,319
Shareholders' equity	255,987			251,730
Total liabilities and shareholders' equity	$1,979,343			$2,008,354

Net interest income and spread		$16,637	3.21%		$15,273	2.83%
Net interest margin (1)			3.42%			3.11%
Average interest-earning assets
to average interest-bearing liabilities	153.34%			147.32%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – YEAR-TO-DATE (Dollars in thousands)	Table 5

	For the year ended December 31,
	2013			2012
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Noncovered loans	$1,293,596	$64,555	4.99%	$1,536,494	$82,288	5.36%
Covered loans	21,405	1,607	7.51	30,824	2,314	7.51
Investment securities	377,460	6,655	1.76	350,021	7,814	2.23
Other interest-earning assets	272,940	1,097	0.40	187,478	755	0.40
Total interest-earning assets	1,965,401	73,914	3.76	2,104,817	93,171	4.43
Other assets	63,865			138,929
Total assets	$2,029,266			$2,243,746

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$122,106	$148	0.12%	$114,974	$219	0.19%
Money market accounts	420,767	790	0.19	381,292	1,077	0.28
Savings accounts	39,397	44	0.11	35,741	53	0.15
Time deposits	617,824	4,577	0.74	842,979	8,354	0.99
Total interest-bearing deposits	1,200,094	5,559	0.46	1,374,986	9,703	0.71
Other borrowings	74,115	892	1.20	61,822	895	1.45
Subordinated debentures	71,243	4,813	6.76	81,963	6,010	7.33
Total interest-bearing liabilities	1,345,452	11,264	0.84	1,518,771	16,608	1.09

Noninterest-bearing demand deposits	420,347			396,091
Other liabilities	10,925			45,368
Shareholders' equity	252,542			283,516
Total liabilities and shareholders' equity	$2,029,266			$2,243,746

Net interest income and spread		$62,650	2.92%		$76,563	3.34%
Net interest margin (1)			3.19%			3.64%
Average interest-earning assets
to average interest-bearing liabilities	146.08%			138.59%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6

	2013				2012
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Noncovered:
Real estate mortgage:
Commercial	$740,997	$743,858	$786,686	$819,873	$870,977	$898,453	$931,239	$996,486
One-to-four family residential	80,058	80,561	77,445	73,911	70,952	74,081	74,390	76,287
Real estate construction:
Commercial	143,650	162,995	158,907	139,462	130,753	206,342	211,098	222,678
One-to-four family residential	4,646	4,464	5,241	5,015	3,656	3,438	4,184	3,814
Commercial	254,087	263,598	235,667	232,224	240,498	244,018	263,085	273,324
Installment and consumer:
Guaranteed student loans	4,394	4,471	4,520	4,576	4,680	4,872	5,153	5,276
Other	26,644	27,698	27,977	28,553	31,512	32,710	33,555	31,766
Total noncovered loans, including held for sale	1,254,476	1,287,645	1,296,443	1,303,614	1,353,028	1,463,914	1,522,704	1,609,631
Less allowance for loan losses	(36,607)	(40,013)	(40,270)	(42,639)	(46,494)	(43,607)	(43,807)	(45,023)
Total noncovered loans, net	$1,217,869	$1,247,632	$1,256,173	$1,260,975	$1,306,534	$1,420,307	$1,478,897	$1,564,608
Covered:
Real estate mortgage:
Commercial	$11,282	$13,577	$15,452	$16,970	$18,298	$20,664	$21,472	$22,607
One-to-four family residential	3,930	4,084	4,253	4,458	4,881	5,059	5,432	5,766
Real estate construction:
Commercial	198	312	320	367	382	419	1,627	2,344
Commercial	971	967	1,554	1,715	2,037	1,937	2,033	2,401
Installment and consumer	46	40	67	91	109	118	148	196
Total covered loans	16,427	18,980	21,646	23,601	25,707	28,197	30,712	33,314
Less allowance for loan losses	(56)	(68)	(82)	(214)	(224)	(138)	(91)	(60)
Total covered loans, net	$16,371	$18,912	$21,564	$23,387	$25,483	$28,059	$30,621	$33,254
LOANS BY SEGMENT
Oklahoma banking	$681,999	$681,749	$656,356	$628,747	$652,121	$704,916	$751,758	$810,217
Texas banking	366,697	414,433	444,327	495,815	520,481	560,197	588,370	616,455
Kansas banking	198,992	206,802	210,189	195,355	174,451	192,249	189,292	177,508
Subtotal	1,247,688	1,302,984	1,310,872	1,319,917	1,347,053	1,457,362	1,529,420	1,604,180
Secondary market	23,215	3,641	7,217	7,298	31,682	34,749	23,996	38,765
Total loans	$1,270,903	$1,306,625	$1,318,089	$1,327,215	$1,378,735	$1,492,111	$1,553,416	$1,642,945
NONPERFORMING LOANS BY TYPE
Construction & development	$2,721	$5,659	$5,989	$6,409	$3,355	$3,436	$3,608	$3,768
Commercial real estate	6,564	12,203	12,325	13,362	18,337	20,576	4,932	6,821
Commercial	8,819	10,887	10,719	11,861	15,232	1,791	10,878	2,209
One-to-four family residential	456	396	418	651	1,310	949	1,125	1,508
Consumer	53	55	64	73	160	131	176	118
Total nonperforming loans - noncovered	$18,613	$29,200	$29,515	$32,356	$38,394	$26,883	$20,719	$14,424
NONPERFORMING LOANS BY SEGMENT
Oklahoma banking	$5,547	$3,279	$1,678	$2,000	$2,956	$4,369	$2,979	$3,550
Texas banking	11,902	24,963	26,294	28,817	33,756	19,940	14,894	5,703
Kansas banking	1,164	958	1,543	1,539	1,682	2,574	2,846	5,171
Total nonperforming loans - noncovered	$18,613	$29,200	$29,515	$32,356	$38,394	$26,883	$20,719	$14,424
OTHER REAL ESTATE BY TYPE
Construction & development	$-	$676	$145	$215	$215	$445	$2,585	$3,542
Commercial real estate	560	-	-	9,207	11,003	14,130	14,129	14,854
One-to-four family residential	-	-	-	-	97	108	549	933
Total other real estate - noncovered	$560	$676	$145	$9,422	$11,315	$14,683	$17,263	$19,329
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6 Continued

	2013				2012
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OTHER REAL ESTATE BY SEGMENT
Oklahoma banking	$-	$-	$-	$1,980	$3,393	$6,178	$6,178	$6,273
Texas banking	-	-	-	7,227	7,227	7,227	9,162	9,846
Kansas banking	560	676	145	215	695	1,278	1,923	3,210
Total other real estate - noncovered	$560	$676	$145	$9,422	$11,315	$14,683	$17,263	$19,329
POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	21,501	22,222	$20,745	$19,968	$22,077	$22,565	$25,563	$33,907
Commercial real estate	68,951	62,475	62,166	60,329	58,549	53,725	71,537	67,654
Commercial	7,107	10,028	10,136	8,220	12,526	9,305	12,753	23,506
One-to-four family residential	488	414	1,071	1,129	1,147	1,157	1,230	1,253
Consumer	-	-	-	-	62	-	-	-
Total potential problem loans - noncovered	$98,047	$95,139	$94,118	$89,646	$94,361	$86,752	$111,083	$126,320
POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking	$29,005	$31,345	$31,495	$32,246	$30,875	$39,606	$48,038	$44,122
Texas banking	65,079	59,561	58,710	51,978	58,377	43,313	59,368	79,735
Kansas banking	3,963	4,233	3,913	5,422	5,109	3,833	3,677	2,463
Total potential problem loans - noncovered	$98,047	$95,139	$94,118	$89,646	$94,361	$86,752	$111,083	$126,320
LOANS OUT OF MARKET
Net balance of loans out of market:
Iowa	$22,316	$22,438	$22,537	$22,659	$22,826	$22,958	$23,022	$23,130
Arizona	19,458	30,516	31,564	33,017	40,326	41,255	39,449	34,749
North Carolina	13,070	10,161	300	407	65	604	682	771
Colorado	12,553	12,358	8,586	3,067	3,110	3,119	3,111	3,104
Kentucky	12,404	10,088	11,860	10,144	8,691	7,517	9,455	517
California	9,154	9,472	9,632	10,866	9,791	9,684	9,922	10,252
Mississippi	8,823	8,929	9,233	9,170	9,239	9,842	-	-
Tennessee	6,048	6,136	6,171	6,246	6,204	6,232	6,310	6,368
Ohio	3,549	3,294	4,759	4,132	10,438	11,182	11,502	12,650
Pennsylvania	3,109	3,299	3,441	44	-	-	-	-
Other	12,171	24,562	27,225	28,285	32,975	33,448	33,795	31,349
Total loans out of market	$122,655	$141,253	$135,308	$128,037	$143,665	$145,841	$137,248	$122,890
Nonperforming loans out of market:
Arizona	$9,302	$11,205	$12,167	$13,419	$11,599	$250	$256	$261
New York	-	1,033	1,048	-	-	-	-	-
Florida	252	258	264	270	275	281	287	293
Colorado	-	-	-	131	131	131	131	131
Other	-	-	1	-	59	-	-	-
Total nonperforming out of market	$9,554	$12,496	$13,480	$13,820	$12,064	$662	$674	$685
Potential problem loans out of market:
Iowa	$11,568	$11,645	$11,719	$11,792	$11,868	$11,941	$11,970	$12,035
New Jersey	1,094	1,170	1,244	-	-	-	-	-
California	482	499	512	524	536	548	559	570
Florida	66	71	75	80	85	90	95	100
Arizona	-	-	-	-	9,037	-	-	-
Total potential problem out of market	$13,210	$13,385	$13,550	$12,396	$21,526	$12,579	$12,624	$12,705
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6 Continued

	2013				2012
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
ALLOWANCE ACTIVITY
Balance, beginning of period	$40,081	$40,352	$42,853	$46,718	$43,745	$43,898	$45,083	$44,684
Charge offs	2,681	600	2,072	4,651	722	2,653	2,229	1,936
Recoveries	5,765	658	447	288	610	4,226	1,012	619
Net charge offs (recoveries)	(3,084)	(58)	1,625	4,363	112	(1,573)	1,217	1,317
Provision for loan losses	(6,502)	(329)	(876)	498	3,085	(1,726)	32	1,716
Balance, end of period	$36,663	$40,081	$40,352	$42,853	$46,718	$43,745	$43,898	$45,083
NET CHARGE OFFS BY TYPE
Construction & development	(4,845)	(20)	$111	$(19)	$(22)	$(1,823)	$(85)	$(42)
Commercial real estate	(62)	274	7	416	(18)	2,022	91	14
Commercial	1,883	(169)	1,085	3,751	239	(1,894)	1,228	1,211
One-to-four family residential	(40)	(165)	363	167	(40)	20	(105)	123
Consumer	(20)	22	59	48	(47)	102	88	11
Total net charge offs (recoveries) by type	$(3,084)	$(58)	$1,625	$4,363	$112	$(1,573)	$1,217	$1,317
NET CHARGE OFFS BY SEGMENT
Oklahoma banking	$(1,294)	$(203)	$200	$589	$(261)	$5	$(247)	$1,150
Texas banking	(2,314)	(80)	1,356	3,241	305	857	1,139	227
Kansas banking	524	225	69	533	68	(2,435)	325	(60)
Total net charge offs (recoveries) by segment	$(3,084)	$(58)	$1,625	$4,363	$112	$(1,573)	$1,217	$1,317

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands)	Table 7

	2013				2012
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PER SHARE DATA
Basic earnings per common share	$0.34	$0.19	$0.22	$0.12	$0.05	$0.22	$0.15	$0.21
Diluted earnings per common share	0.34	0.19	0.22	0.12	0.05	0.22	0.15	0.21
Book value per common share	13.13	12.83	12.67	12.72	12.60	12.59	12.35	12.21
Tangible book value per share*	13.07	12.77	12.60	12.66	12.54	12.53	12.29	12.15
COMMON STOCK
Shares issued and outstanding	19,732,926	19,703,313	19,692,606	19,692,038	19,529,721	19,448,312	19,447,202	19,445,913
OTHER FINANCIAL DATA
Investment securities	$394,199	$382,001	$372,403	$365,605	$377,112	$381,499	$340,378	$333,860
Loans held for sale	3,060	3,641	7,217	7,297	31,682	34,749	23,996	38,765
Noncovered portfolio loans	1,251,416	1,284,004	1,289,226	1,296,317	1,321,346	1,429,165	1,498,708	1,570,866
Total noncovered loans	1,254,476	1,287,645	1,296,443	1,303,614	1,353,028	1,463,914	1,522,704	1,609,631
Covered portfolio loans	16,427	18,980	21,646	23,601	25,707	28,197	30,712	33,314
Total assets	1,981,423	1,972,367	2,031,962	2,091,694	2,122,255	2,151,153	2,264,123	2,268,264
Total deposits	1,584,086	1,583,791	1,615,961	1,677,668	1,709,578	1,743,673	1,788,379	1,806,780
Other borrowings	80,632	78,663	74,334	70,872	70,362	66,694	68,477	55,139
Subordinated debentures	46,393	46,393	81,963	81,963	81,963	81,963	81,963	81,963
Total shareholders' equity	259,187	252,802	249,420	250,509	246,056	244,821	309,003	306,046
Mortgage servicing portfolio	390,732	383,400	368,825	356,032	343,397	329,184	305,465	301,378
INTANGIBLE ASSET DATA
Goodwill	$1,214	$1,214	$1,214	$1,214	$1,214	$1,214	$1,214	$1,214
Core deposit intangible	2,058	2,185	2,306	2,424	2,543	2,664	2,785	2,906
Mortgage servicing rights	2,922	2,837	2,675	2,445	2,321	2,122	1,975	1,952
Total intangible assets	$6,194	$6,236	$6,195	$6,083	$6,078	$6,000	$5,974	$6,072
Intangible amortization expense	$278	$314	$313	$410	$283	$283	$282	$296
DEPOSIT COMPOSITION
Non-interest bearing demand	$444,796	$436,904	$412,176	$416,979	$424,008	$429,407	$421,083	$395,141
Interest-bearing demand	120,156	106,176	138,502	125,914	112,012	113,677	119,929	119,759
Money market accounts	439,981	423,720	408,145	437,629	423,417	385,296	361,839	349,419
Savings accounts	41,727	39,727	38,611	39,733	37,693	36,461	35,610	34,679
Time deposits of $100,000 or more	251,185	270,916	295,179	317,270	351,273	389,969	431,317	464,876
Other time deposits	286,241	306,348	323,348	340,143	361,175	388,863	418,601	442,906
Total deposits**	$1,584,086	$1,583,791	$1,615,961	$1,677,668	$1,709,578	$1,743,673	$1,788,379	$1,806,780
OFFICES AND EMPLOYEES
FTE Employees	402	407	408	412	422	429	430	435
Branches	23	23	22	22	22	23	23	23
Loan production offices	0	0	1	1	1	2	2	2
Assets per employee	$4,929	$4,846	$4,980	$5,077	$5,029	$5,014	$5,265	$5,214
____________________
*This is a Non-GAAP based financial measure.
**Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)
Total deposits	$1,584,086	$1,583,791	$1,615,961	$1,677,668	$1,709,578	$1,743,673	$1,788,379	$1,806,780
Less:
Brokered time deposits	1,347	1,343	4,904	5,760	9,865	10,197	12,238	13,307
Other brokered deposits	3,423	3,423	3,422	3,422	3,421	4,421	4,420	6,529
Non-brokered deposits	$1,579,316	$1,579,025	$1,607,635	$1,668,486	$1,696,292	$1,729,055	$1,771,721	$1,786,944
Plus:
Sweep repurchase agreements	55,631	53,663	49,334	45,872	45,362	41,694	43,477	30,139
Core funding	$1,634,947	$1,632,688	$1,656,969	$1,714,358	$1,741,654	$1,770,749	$1,815,198	$1,817,083

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL FINANCIAL DATA (Dollars in thousands)	Table 8

	2013				2012
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	1.37%	0.75%	0.87%	0.46%	0.18%	1.06%	0.73%	0.89%
Return on average common equity (annualized)	10.59	5.99	7.00	3.89	1.56	7.11	5.03	7.00
Return on average tangible common equity
(annualized)*	10.64	6.02	7.03	3.90	1.56	7.15	5.06	7.03
Net interest margin (annualized)	3.42	3.11	3.07	3.16	3.41	3.59	3.71	3.82
Effective tax rate	38.68	38.01	33.74	43.88	31.45	39.73	37.12	37.50
Efficiency ratio	76.45	69.18	68.93	75.16	79.68	64.47	71.82	58.73
NONPERFORMING ASSETS
Noncovered:
Nonaccrual loans	$18,560	$29,198	$29,513	$32,356	$35,104	$26,493	$20,474	$14,324
90 days past due and accruing	53	2	2	-	3,290	390	245	100
Total nonperforming loans	18,613	29,200	29,515	32,356	38,394	26,883	20,719	14,424
Other real estate	560	676	145	9,422	11,315	14,683	17,263	19,329
Total nonperforming assets	$19,173	$29,876	$29,660	$41,778	$49,709	$41,566	$37,982	$33,753
Performing restructured	$28	$527	$993	$512	$290	$281	$328	$1,700
Potential problem loans	$98,047	$95,139	$94,118	$89,646	$94,361	$86,752	$111,083	$126,320
Covered:
Nonaccrual loans	$1,259	$3,480	$3,062	$2,873	$3,595	$4,809	$6,067	$7,015
90 days past due and accruing	-	-	-	-	-	353	-	-
Total nonperforming loans	1,259	3,480	3,062	2,873	3,595	5,162	6,067	7,015
Other real estate	2,094	1,017	1,666	2,243	3,643	4,142	3,825	4,694
Total nonperforming assets	$3,353	$4,497	$4,728	$5,116	$7,238	$9,304	$9,892	$11,709
Performing restructured	$1,600	$1,733	$1,800	$1,854	$2,523	$2,548	$1,701	$-
Potential problem loans	$1,703	$2,030	$3,352	$3,986	$3,155	$1,621	$1,573	$553
ASSET QUALITY RATIOS
Net loan charge-offs to average portfolio
loans (annualized)	(0.96)%	(0.02)%	0.50%	1.32%	0.03%	(0.42)%	0.31%	0.32%
Noncovered:
Nonperforming assets to portfolio loans and
other real estate	1.53%	2.33%	2.30%	3.20%	3.73%	2.88%	2.51%	2.12%
Nonperforming loans to portfolio loans	1.49	2.27	2.29	2.50	2.91	1.88	1.38	0.92
Allowance for loan losses to portfolio loans	2.93	3.12	3.12	3.29	3.52	3.05	2.92	2.87
Allowance for loan losses to
nonperforming loans	196.67	137.03	136.44	131.78	121.10	162.21	211.43	312.14
Covered:
Nonperforming assets to portfolio loans and
other real estate	18.10%	22.49%	20.28%	19.80%	24.66%	28.77%	28.64%	30.81%
Nonperforming loans to portfolio loans	7.66	18.34	14.15	12.17	13.98	18.31	19.75	21.06
Allowance for loan losses to portfolio loans	0.34	0.36	0.38	0.91	0.87	0.49	0.30	0.18
Allowance for loan losses to
nonperforming loans	4.45	1.95	2.68	7.45	6.23	2.67	1.50	0.86
CAPITAL RATIOS
Average total shareholders' equity to
average assets	12.93%	12.53%	12.41%	11.92%	11.61%	12.31%	13.56%	12.99%
Leverage ratio	14.86	14.78	16.10	15.59	15.01	14.49	16.84	16.20
Tier 1 capital to risk-weighted assets	20.28	20.22	22.48	22.25	20.28	19.36	22.24	21.21
Total capital to risk-weighted assets	21.59	21.52	23.78	23.54	21.56	20.64	23.52	22.49
Tangible common equity to tangible assets***	13.03	12.76	12.22	11.93	11.54	11.33	10.56	10.42
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL FINANCIAL DATA (Dollars in thousands)	Table 8 Continued

	2013				2012
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
REGULATORY CAPITAL DATA
Tier I capital	$292,051	$296,488	$326,831	$324,659	$319,665	$317,665	$382,263	$378,949
Total capital	310,867	315,570	345,717	343,562	339,964	338,739	404,252	401,808
Total risk adjusted assets	1,439,934	1,466,672	1,453,878	1,459,465	1,576,521	1,641,121	1,719,058	1,786,282
Average total assets	1,964,920	2,006,525	2,030,064	2,082,789	2,130,035	2,192,579	2,269,640	2,339,784
____________________
*This is a Non-GAAP based financial measure.
***Calculation of Tangible Capital to Tangible Assets (Non-GAAP Financial Measure)
Total shareholders' equity	$259,187	$252,802	$249,420	$250,509	$246,056	$244,821	$309,003	$306,046
Less:
Goodwill	1,214	1,214	1,214	1,214	1,214	1,214	1,214	1,214
Preferred stock	-	-	-	-	-	-	68,837	68,644
Tangible common equity	$257,973	$251,588	$248,206	$249,295	$244,842	$243,607	$238,952	$236,188
Total assets	$1,981,423	$1,972,367	$2,031,962	$2,091,694	$2,122,255	$2,151,153	$2,264,123	$2,268,264
Less goodwill	1,214	1,214	1,214	1,214	1,214	1,214	1,214	1,214
Tangible assets	$1,980,209	$1,971,153	$2,030,748	$2,090,480	$2,121,041	$2,149,939	$2,262,909	$2,267,050
Tangible common equity to tangible assets	13.03%	12.76%	12.22%	11.93%	11.54%	11.33%	10.56%	10.42%

Balance sheet amounts and ratios are as of period end unless otherwise noted.